PLACEMENT AGENCY AGREEMENT

April 9, 2025

Titan Partners Group LLC,

a division of American Capital Partners, LLC

4 World Trade Center, 29th Floor

New York, NY 10007

Ladies and Gentlemen:

Introductory. This Placement Agency Agreement the (“Agreement”) sets forth the terms upon which Titan Partners Group LLC, a division of American Capital Partners, LLC (“Titan Partners” or the “Placement Agent”), shall be engaged by Immunic, Inc., a Delaware corporation (the “Company”), to act as the exclusive Placement Agent in connection with the registered direct offering (hereinafter referred to as the “Placement”) of shares of common stock, par value $0.0001 per share (the “Common Stock” and the Common Stock offered in the Placement, the “Placement Securities”), of the Company.

The terms of the Placement and the Placement Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Placement Securities or complete the Placement. The date of the closing of the Placement shall be referred to herein as the “Closing Date”. The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Placement Securities and does not ensure the successful placement of the Placement Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. Following the prior written consent of the Company, the Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the Placement. The sale of the Placement Securities to any Purchaser will be evidenced by the securities purchase agreement (the “Purchase Agreement”) by and among the Company and such Purchasers in the form of Exhibit A attached hereto. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, executive officers of the Company will be available upon reasonable notice and during normal business hours to answer inquiries from prospective Purchasers.

SECTION 1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A. Representations of the Company. With respect to the Placement Securities, each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement, is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of each Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that there are no affiliations with any FINRA member firm participating in the Placement among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company.

B. Covenants of the Company. The Company covenants and agrees to continue to retain (i) a firm of independent PCAOB registered public accountants for a period of at least five (5) years after the Initial Closing Date and (ii) a competent transfer agent with respect to the Common Stock for a period of five (5) years after the Initial Closing Date.

SECTION 2. REPRESENTATIONS OF THE PLACEMENT AGENT. The Placement Agent represents and warrants that it (i) is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”), (ii) is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) is licensed as a broker/dealer under the laws of the United States of America, applicable to the offers and sales of the Placement Securities by the Placement Agent, (iv) is and will be a corporate body validly existing under the laws of its place of incorporation, and (v) has full power and authority to enter into and perform its obligations under this Agreement. The Placement Agent will immediately notify the Company in writing of any change in its status with respect to subsections (i) through (v) above. The Placement Agent covenants that it will use its reasonable best efforts to conduct the Placement hereunder in compliance with the provisions of this Agreement and the requirements of applicable law.

SECTION 3. COMPENSATION.

A. Cash Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees a total cash fee equal to six percent (6.0%) of the gross proceeds from the Placement of the total amount of Placement Securities sold (collectively, the “Cash Fee”).

B. Warrant Compensation. In consideration of the services to be provided for hereunder, the Company shall pay to the Placement Agent or its respective designees at the Initial Closing Date and each Additional Closing Date, if any, warrants (“Agent Warrants”) for the purchase of an aggregate of a number of shares of Common Stock (the “Agent Warrant Shares”), representing 5.0% of the Placement Securities sold at such Closing Date. The Agent Warrants, in the form of Exhibit B hereto, shall be exercisable, in whole or in part, commencing on the date that is 180 days after the date of this Agreement and expiring on the five-year anniversary of the date of this Agreement at an initial exercise price per share of Common Stock of $1.125. The Placement Agent understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 against transferring the Agent Warrants and the Agent Warrant Shares during the one hundred eighty (180) days after this Agreement and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Agent Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the date of this Agreement to anyone other than (i) a sub-agent or selected-dealer in connection with the Placement or (ii) a bona fide officer, partner, employee or registered representative of the Placement Agent, sub-agent or selected-dealer; and only if any such transferee agrees to the foregoing lock-up restrictions. Delivery of the Agent Warrants shall be made at the relevant Closing Date, and shall be issued in the name or names and in such authorized denominations as the Placement Agent may request.

C. Advance. Prior to the execution of this Agreement, the Company shall have paid to the Placement Agent an advance in the amount of $15,000 to be credited against the accountable expenses actually incurred by the Placement Agent that may be reimbursed pursuant to Section 4. Such advance shall have been made in accordance with FINRA Rule 5110(g)(4)(A).

E. Reduction of Compensation. The Placement Agent reserves the right to reduce any item of compensation or adjust the terms thereof as specified herein in the event that a determination shall be made by FINRA to the effect that the Placement Agent’s aggregate compensation is in excess of FINRA Rules or that the terms thereof require adjustment.

F. Fee Tail. Subject to the terms and exceptions provided for in that certain Financing Engagement Agreement, dated as of March 19, 2025, as amended, by and between the Placement Agent and the Company (the “Engagement Agreement”), the Placement Agent shall be entitled to the compensation calculated in the manner set forth herein with respect to any public or private offering or other financing or capital-raising transaction of any kind (the “Tail Financing”) to the extent that such financing or capital is provided to the Company (and actually received by the Company) by investors not already known to the Company and whom the Placement Agent contacted during the Term (as defined in the Engagement Agreement), if such Tail Financing is consummated at any time prior to the six month anniversary following the later of (i) the closing of the Placement hereby and (ii) the expiration or termination of the Engagement Agreement.

SECTION 4. EXPENSES. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation: (i) all expenses incident to the issuance, delivery and qualification of the Placement Securities (including all printing and engraving costs); (ii) all fees and expenses of the registrar and transfer agent for the Common Stock ; (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Securities; (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), and the Prospectus, and all amendments and supplements thereto, and this Agreement; (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Securities for offer and sale under the state securities or blue sky laws or the securities laws of any other country; (vii) the fees and expenses associated with including the Placement Securities on the Trading Market; (viii) up to $75,000 for the fees and expenses of the Placement Agent, including the fees and expenses of Ellenoff Grossman & Schole LLP, counsel to the Placement Agent. The Placement Agent may deduct from the net proceeds of the Offering payable to the Company on each Closing Date, the expenses set forth herein to be paid by the Company to the Placement Agent, to the extent not already paid.

SECTION 5. INDEMNIFICATION.

A. To the extent permitted by law, with respect to the Placement Securities, the Company will indemnify the Placement Agent and its affiliates, stockholders, directors, officers, employees, members and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to this Agreement or the Purchase Agreement, including, without limitation, any failure by the Company to obtain any required consent, except to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from a Placement Agent’s willful misconduct or gross negligence in performing the services described herein.

B. Promptly after receipt by the Placement Agent of notice of any claim or the commencement of any action or proceeding with respect to which the Placement Agent is entitled to indemnity hereunder, the Placement Agent will promptly notify the Company in writing of such claim or of the commencement of such action or proceeding, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by the Placement Agent, the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to the Placement Agent and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, the Placement Agent will be entitled to employ its own counsel separate from counsel for the Company and from any other party in such action if counsel for the Placement Agent reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and the Placement Agent. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company, in addition to fees of local counsel. The Company will have the right to settle the claim or proceeding, provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Placement Agent, which will not be unreasonably withheld.

C. The Company agrees to notify the Placement Agent promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement.

D. If for any reason the foregoing indemnity is unavailable to the Placement Agent or insufficient to hold the Placement Agent harmless, then the Company shall contribute to the amount paid or payable by the Placement Agent as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and the Placement Agent on the other, but also the relative fault of the Company on the one hand and the Placement Agent on the other that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Placement Agent’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by the Placement Agent under this Agreement (excluding any amounts received as reimbursement of expenses incurred by the Placement Agent).

E. These indemnification provisions shall remain in full force and effect whether or not the transaction contemplated by this Agreement is completed and shall survive the termination of this Agreement, and shall be in addition to any liability that the Company might otherwise have to any indemnified party under this Agreement or otherwise.

F. The Placement Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this section, as incurred, but solely with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof, in reliance upon and in conformity with information provided to the Company by the Placement Agent.

SECTION 6. ENGAGEMENT TERM. The Placement Agent’s engagement hereunder will be until the later of (i) April 11, 2025 and (ii) the final Closing Date under the Purchase Agreement. The date of termination of this Agreement is referred to herein as the “Termination Date.” In the event, however, in the course of the Placement Agent’s performance of due diligence it deems, it necessary to terminate the engagement, the Placement Agent may do so prior to the Termination Date. The Company may elect to terminate the engagement hereunder for any reason prior to the Termination Date but will remain responsible for fees pursuant to Section 3 hereof with respect to the Placement Securities if sold in the Placement. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned pursuant to Section 3 hereof and the provisions concerning confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement. If this Agreement is terminated prior to the completion of the Placement, all fees due to the Placement Agent as set forth in Section 3 shall be paid by the Company to the Placement Agent on or before the Termination Date (in the event such fees are earned or owed as of the Termination Date). The Placement Agent agrees not to use any confidential information concerning the Company provided to the Placement Agent by the Company for any purposes other than those contemplated under this Agreement.

SECTION 7. PLACEMENT AGENT INFORMATION. The Company agrees that any information or advice rendered by the Placement Agent in connection with this engagement is for the confidential use of the Company only in its evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without the Placement Agent’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that the Placement Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Placement Agent hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Placement Agent, and the closing of the sale of the Placement Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company contained herein and in the Purchase Agreement, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions, except as otherwise disclosed to and acknowledged and waived by the Placement Agent:

A. All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Placement Securities, and all other legal matters relating to this Agreement and the transactions contemplated hereby with respect to the Placement Securities shall be reasonably satisfactory in all material respects to the Placement Agent.

B. The Placement Agent shall have received the following on each Closing Date: (i) the favorable opinion of Dentons US LLP and Dentons Europe LLP, counsel to the Company, and a written statement providing certain “10b-5” negative assurances, dated such Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent and (ii) Boehmert & Boehmert, special counsel for the Company with respect to intellectual property matters, dated such Closing Date and addressed to the Placement Agent, in form and substance reasonably satisfactory to the Placement Agent.

C. The Placement Agent shall have received (i) a customary Officers’ Certificate, executed and delivered by the Company’s executive officers, as to the accuracy of the representations and warranties contained in the Purchase Agreement, (ii) a Chief Financial Officer’s Certificate regarding certain financial information included in the Registration Statement, Prospectus and Prospectus Supplement and (iii) a Secretary’s Certificate executed and delivered by the Company’s corporate secretary certifying that (A) the Company’s charter documents are true and complete, have not been modified and are in full force and effect; (B) that the resolutions of the Company’s Board of Directors relating to the Placement are in full force and effect and have not been modified; (C) as to the incumbency of the officers of the Company and (D) other customary certifications reasonably satisfactory to the Placement Agent.

E. The Placement Agent shall have received an executed FINRA questionnaire from each of the Company and the Company’s executive officers, directors and 5% or greater securityholders.

F. [Reserved].

G. The Placement Agent shall have received on each Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing as foreign corporations in such other jurisdictions as the Placement Agent may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions, dated no more than one (1) business day prior to such Closing Date.

H. The Placement Securities shall be registered under the Exchange Act. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Trading Market or other applicable U.S. national exchange, nor has the Company received any information suggesting that the Commission or the Trading Market or other U.S. applicable national exchange is contemplating terminating such registration or listing. In addition, the Company shall have submitted a listing of additional shares notification form to the Trading Market with respect to the Placement Securities and shall have received no objection thereto from the Trading Market.

I. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Initial Closing Date, prevent the issuance or sale of the Placement Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Initial Closing Date which would prevent the issuance or sale of the Placement Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

J. The Company shall have entered into a Purchase Agreement with each of the Purchasers of the Placement Securities and such agreements shall be in full force and effect and shall contain representations, warranties and covenants of the Company as agreed upon between the Company and the Purchasers.

K. FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, any filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110 with respect to the Placement and pay all filing fees required in connection therewith.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as required by this Agreement, all obligations of the Placement Agent hereunder may be cancelled by the Placement Agent at, or at any time prior to, any Closing Date. Notice of such cancellation shall be given to the Company in writing or orally. Any such oral notice shall be confirmed promptly thereafter in writing.

SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to principles of conflicts of law. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the Initial Closing Date of the Placement and delivery of the Placement Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

SECTION 12. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is sent to the email address specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is sent to the email address on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the third business day following the date of mailing, if sent by U.S. internationally recognized air courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

SECTION 13. PRESS ANNOUNCEMENTS. The Company agrees that the Placement Agent shall, on and after the Initial Closing Date, have the right to reference the Placement and the Placement Agent’s role in connection therewith in the Placement Agent’s marketing materials and on its website and to place advertisements in financial and other newspapers and journals, in each case at its own expense.

[Signature page follows]

Please confirm that the foregoing correctly sets forth our agreement by signing and returning to the Placement Agents the enclosed copy of this Agreement.

Very truly yours,

TITAN PARTNERS GROUP LLC, A DIVISION OF AMERICAN CAPITAL PARTNERS, LLC

By:
Name: Adam Sands
Title: Authorized Representative

Address for notice:

Titan Partners Group LLC, a division of American Capital Partners, LLC 4 World Trade Center, 29th Floor New York, NY 10007 Attention: Adam Sands Email: notices@titanpartnersgrp.com

Accepted and Agreed to as of the date first written above:

IMMUNIC, INC.

By:
Name:
Title:

Address for notice:

Immunic, Inc.

1200 Avenue of the Americas, Suite 200

New York, NY 10036

Attention: Glenn Whaley

Email: glenn.whaley@imux.com

Exhibit A

Form of Securities Purchase Agreement

Exhibit B

Form of AGENT’S PURCHASE WARRANT